UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2022

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Suite 2400
New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(888) 895-6557

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amended Current Report on Form 8-K/A (the “8-K Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Chimera Investment Corporation (the “Company”) on December 12, 2022 (the “Original 8-K”), which disclosed, among other things, the separation from employment of Mohit Marria as the Company’s Chief Executive Officer and Chief Investment Officer, effective December 10, 2022, and Mr. Marria’s resignation from the Board of Directors of the Company effective December 10, 2022. The sole purpose of this 8-K Amendment is to disclose additional information related to Mr. Marria’s Separation Agreement (as defined below) with the Company. Other than as supplemented by the information below, the 8-K Amendment does not change the Original 8-K in any respect.

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2022, Mr. Marria entered into a separation agreement and general release (the “Separation Agreement”) with the Company, which provides for pay in lieu of notice and severance payments and benefits pursuant to the terms of his employment agreement with the Company, effective January 1, 2019 (the “Employment Agreement”), as previously filed with the Securities and Exchange Commission, for a termination without cause, subject to his not revoking the Separation Agreement within a seven day revocation period and his complying with post-termination restrictive covenants.

Under the Separation Agreement, Mr. Marria will receive pay in lieu of notice of approximately $185,000, severance pay of approximately $7.7 million, which will be paid by the Company over 18 months, and the other severance pay and benefits provided under the Employment Agreement (as previously disclosed by the Company). The Company has agreed to reimburse Mr. Marria up to $7,000 of legal fees incurred by him in connection with the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is expected to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: January 6, 2023	By:	/s/ Phillip J. Kardis II
	Name:	Phillip J. Kardis II
	Title:	Chief Executive Officer